As filed with the Securities and Exchange Commission on February 12, 2009

Registration No. 333-66365

SECURITIES AND EXCHANGE COMMISSION

Washington D.C.  20549

POST-EFFECTIVE

AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEOPHARM, INC.

(Exact name of registrant as specified in its charter)

Delaware	51-0327886
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

101 Waukegan Road, Suite 970

Lake Bluff, Illinois 60044

(847) 887-0800

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

1998 Equity Incentive Plan

(Full Title of the plan)

MARTIN MCCARTHY
Comptroller

101 Waukegan Road, Suite 970

Lake Bluff, Illinois 60044

(Names, address, including zip code, and telephone number

including area code, of agents for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.  See definitions of “large accelerated filer,” “accelerated filer, and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

EXPLANATORY NOTE — DEREGISTRATION OF SECURITIES

On October 30, 1998, NeoPharm, Inc. (the “Company”) filed a Registration Statement on Form S-8 (Registration No. 333-66365) (the “Registration Statement”) with the United States Securities and Exchange Commission (the “Commission”), which registered 1,500,000 shares of the Company’s common stock, $0.0002145 par value (the “Common Stock”) to be offered and sold pursuant to the NeoPharm, Inc. 1998 Equity Incentive Plan.

In accordance with the undertaking contained in the Registration Statement pursuant to Item 512 of Regulation S-K, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister and remove all of the previously registered shares of Common Stock that remain unissued and unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-66365 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Bluff, Illinois, on the 12th day of February, 2009.

NEOPHARM, Inc.

By:	/s/ Laurence P. Birch
Laurence P. Birch
President and Chief Executive Officer
(Principal Executive Officer) and Acting
Chief Financial Officer (Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Laurence P. Birch	President, Chief Executive	February 12, 2009
Laurence P. Birch	Officer
(Principal Executive Officer) and Acting Chief Financial Officer (Principal Financial Officer)

/s/ John N. Kapoor	Chairman and Director	February 12, 2009
John N. Kapoor

/s/ Frank C. Becker	Director	February 12, 2009
Frank C. Becker

/s/ Bernard A. Fox	Director	February 12, 2009
Bernard A. Fox

/s/ Paul E. Freiman	Director	February 12, 2009
Paul E. Freiman